                         FIRST SUPPLEMENT TO PRODUCTION
                               PAYMENT CONVEYANCE



                                   RECITALS:

A. On January 30, 1996, effective as of February 1, 1996, TransTexas Gas Corporation, a Delaware corporation ("TransTexas"), executed in favor of Sunflower Energy Finance Company, a Delaware corporation, d/b/a Kansas Sunflower Energy Finance Company ("Sunflower"), that certain Production Payment Conveyance (the "Original PP Conveyance"), recorded as set forth in Part One of Schedule 1 hereto.

B. On January 30, 1996, effective February 1, 1996, immediately after the effective time of the Original PP Conveyance, Sunflower executed that certain Assignment and Agreement (the "TCW Assignment") whereunder it assigned to TCW Portfolio No. 1555 DR V Sub-Custody Partnership, L.P., a California limited partnership ("TCW"), an undivided eighty-three and one-third percent (83-1/3%) interest in and to (a) the "Production Payment" created under the Original PP Conveyance, and (b) any other rights, titles, interests or properties created in favor of Sunflower under the Original PP Conveyance; the TCW Assignment is recorded as set forth in Part Two of Schedule 1 hereto.

C. TCW, Sunflower and TransTexas desire to supplement and amend the Original PP Conveyance in order to include additional properties more particularly described below, and to otherwise clarify certain provisions of the Original PP Conveyance.


                           SUPPLEMENT AND AGREEMENT:


FOR A GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, TransTexas, Sunflower and TCW do hereby agree, act and covenant as follows:

1. The definition of Base Volume as set forth in the Original PP Conveyance is hereby amended to read as follows:

               "Base Volume" means 46,225,000 MMBTU's, as the same may be increased from time to time under Section 2.4 hereof."

2. Exhibit A to the Original PP Conveyance is hereby amended and supplemented, effective as of 7:00 a.m. Houston, Texas time on March 1, 1996, to include at the end thereof Exhibit A hereto (herein called "Additional Exhibit A").

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

3. The terms "Certain Percentage," "PP Hydrocarbons," "Subject Hydrocarbons," "Subject Interests," "Subject Lands," and "Subject Wells," as such terms are defined and used in the Original PP Conveyance are hereby amended, effective as of 7:00 a.m. Houston, Texas time on March 1, 1996, in order to take into account and recognize the addition of Additional Exhibit A hereto to the end of Exhibit A as attached to the Original PP Conveyance, and all other direct or indirect references in the Original PP Conveyance shall likewise be considered amended in order to take into account and recognize the addition of Additional Exhibit A hereto to the end of Exhibit A as attached to the Original PP Conveyance.

4. Effective as of March 1, 1996, at 7:00 a.m., Houston, Texas time, Schedule 2 to the Original PP Conveyance shall be replaced in its entirety by Schedule 2 attached hereto, and the Original PP Conveyance is hereby amended in order to effectuate the foregoing.

5. All of the terms and provisions of the Original PP Conveyance not amended or supplemented hereby are ratified, adopted, affirmed and renewed, and remain in full force and effect for the proportionate benefit of Sunflower and TCW, and their respective successors and assigns. For the above-recited consideration, TransTexas does hereby, in order to more fully effectuate the amendments and other provisions herein contained, GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER unto TCW and Sunflower, in the relative undivided percentages of eighty-three and one-third percent (83-1/3%) to TCW and the remaining sixteen and two-thirds percent (16-2/3%) to Sunflower, as a production payment, a term overriding royalty interest carved out of and burdening the "Additional Subject Interests," as defined below, equal to and measured by all "Additional PP Hydrocarbons," as defined below, in, under and that may be produced from (or, to the extent pooled or unitized, allocated to) the "Additional Subject Lands," as defined below, with such production payment to be effective as to deliveries of Additional PP Hydrocarbons as of 7:00 a.m. Houston, Texas time on March 1, 1996 and to terminate as of the Termination Time. To have and to hold the above-described production payment, upon and subject to the terms of the Original PP Conveyance, as amended hereby, unto Sunflower and TCW, in the respective percentage shares set forth above, and their respective successors and assigns, until the Termination Time. As used herein, the following terms shall have the following meanings:

   (a) "Additional PP Hydrocarbons" shall mean the Dedication Percentage, as defined in the Original PP Conveyance, of the Certain Percentage (as the definition of such term is amended herein) of all Hydrocarbons in, under or that may be produced from (or, to the extent pooled or unitized, allocated to) any Additional Subject Lands.

   (b) "Additional Subject Interests" shall mean:

       (i) All of the properties described in Additional Exhibit A; and

       (ii) Without limitation of the foregoing, all other right, title and interest (of whatever kind or character, whether legal or equitable and whether vested or contingent)

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

           of TransTexas in and to the oil, gas and other minerals in and under or that may be produced from the Additional Subject Lands (including interests in oil, gas or mineral leases to the extent the same cover such lands, overriding royalties, production payments and net profits interests in such lands or such leases, and fee mineral interests, fee royalty interests and other interests in such oil, gas and other minerals) even though TransTexas' interest in such oil, gas and other minerals may be incorrectly described in, or omitted from, Additional Exhibit A; and

       (iii) All rights, titles and interests of TransTexas in and to, or otherwise derived from, all presently existing and valid oil, gas or mineral unitization, pooling, or communitization agreements, declarations or orders and in and to the properties covered and the units created thereby (including all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, voluntary unitization agreements, designations or declarations, and so-called "working interest units" created under operating agreements or otherwise) relating to the properties described in subsections (i) or (ii) above in this definition.

   (c) "Additional Subject Lands" means the lands and depths described in Additional Exhibit A hereto (where no depth limit is specified, Additional Subject Lands shall include all depths).

   Without limitation of the generality of the provisions of Sections 3 and 4, above, or of the foregoing provisions of this Section 5, effective as to deliveries of Additional PP Hydrocarbons as of 7:00 a.m. Houston, Texas time, on March 1, 1996, the definition of PP Hydrocarbons as found in the Original PP Conveyance shall be amended to include all Additional PP Hydrocarbons, as defined herein, the definition of Subject Lands as found in the Original PP Conveyance shall be amended to include all Additional Subject Lands, as defined herein, and the definition of Subject Interests as found in the Original PP Conveyance shall be amended to include all Additional Subject Interests, as defined herein.

6. The decimal interests set forth in Exhibit A to the Original PP Conveyance shall be converted to percentages where the context of any particular provision of the Original PP Conveyance, including without limitation the definition of "Certain Percentage", so requires; the Original PP Conveyance is hereby amended in order to effectuate the foregoing.

7. This First Supplement may be executed in multiple counterparts, all of which are identical, except that Schedule 2 may be attached only to those counterparts retained by the parties. All of such counterparts together shall constitute one and the same instrument.

8. This First Supplement shall be binding upon and shall enure to the benefit of the parties hereto (with respect to Sunflower and TCW, in the relative proportionate shares set forth above), and their respective successors and assigns, and all of the covenants and agreements

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

   contained in the Original PP Conveyance, as amended hereby, shall be deemed to be covenants and agreements running with the lands affected thereby.

9. This First Supplement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws.

EXECUTED by the parties hereto on the dates set out below in their respective acknowledgments, but effective as to deliveries of Additional PP Hydrocarbons as of 7:00 a.m. Houston, Texas time on March 1, 1996.

                                  TRANSTEXAS GAS CORPORATION


                                  By: __________________________________
                                      Name:  Ed Donahue
                                      Title:  Vice President


SUNFLOWER ADDRESS:                SUNFLOWER ENERGY FINANCE
                                  COMPANY, d/b/a Kansas Sunflower
4111 E. 37th St. North            Energy Finance Company
Wichita, Kansas  67220
Attention:  President
                                  By: __________________________________
                                      Name:  Rex Clevenger
                                      Title:   Vice President


TCW ADDRESS:                       TCW PORTFOLIO NO. 1555 DR V
                                   SUB-CUSTODY PARTNERSHIP, L.P.
c/o Trust Company of the West
865 South Figueroa                 By: TCW Royalty Company V,
Los Angeles, California 90017      General Partner
Attention:  Arthur R. Carlson
                                       By: __________________________________
                                           Name:  William K. White
This document prepared by:                 Title: Senior Vice President

Karen E. Lynch
Thompson & Knight, P.C.                By: __________________________________
1700 Pacific Avenue, Suite 3300            Name: George R. Hutchinson
Dallas, Texas  75201                       Title: Senior Vice President

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